As filed with the United States Securities and Exchange Commission on October 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Registration Statement

Under

the Securities Act of 1933

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0937145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado

(303) 770-5531

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Adam Lindquist Scoville

Vice President and General Counsel

5075 South Syracuse Street

Denver, Colorado 80237

(303) 770-5531

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Gavin Grover, Esq.

John Rafferty, Esq.

Morrison & Foerster LLP

425 Market St.

San Francisco, CA 94105

(415) 268-7200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ◻

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ◻		Accelerated filer	☒

Non-accelerated filer ◻	(Do not check if a smaller reporting company)	Smaller reporting company	◻

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.0001	7,500,000 shares	$35.19	$263,925,000	$26,577.25

(1)

Represents the number of shares of Class A common stock that are currently issuable upon exchange of RMCO, LLC’s common units held by the founding member named as selling stockholder on page 12 of the prospectus that forms a part of this registration statement at the ratio of one common unit for one share of Class A common stock of RE/MAX Holdings, Inc. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Common Stock on October 20, 2015, as reported on the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated October 27, 2015

RE/MAX Holdings, Inc.

7,500,000 Shares of the Class A common stock

This prospectus relates to the disposition from time to time by the selling stockholder, of 7,500,000 shares of our Class A common stock, par value $0.0001 per share, or the “Class A common stock”, issuable upon exchange on a one-for-one basis of common units of RMCO, LLC, or “RMCO”, the entity that owns the operating subsidiaries for our business and of which we are a member and the sole manager.

We are registering 7.5 million shares for resale by the selling stockholder under the terms of a registration rights agreement with the selling stockholder executed at the date of our initial public offering, or “IPO”. Such shares will be issued in redemption for RMCO common units at the time the selling stockholder elects to sell shares under this prospectus. This prospectus describes the general manner in which such shares of Class A common stock may be offered and sold by the selling stockholder. If necessary, the specific manner in which the shares of Class A common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of Class A common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of Class A common stock offered hereby.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RMAX”. The last reported sale price of the Class A common stock on the New York Stock Exchange on October 22, 2015 was $35.38 per share.

The selling stockholder or its pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of Class A common stock described in this prospectus from time to time.  The selling stockholder may resell the Class A common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. Pursuant to the registration rights agreement, we will bear all costs, expenses and fees in connection with the registration of the Class A common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of Class A common stock. See “Plan of Distribution” beginning on page 13 for more information about how the selling stockholder may sell or dispose of the shares of Class A common stock registered under for resale under this prospectus.

Investing in our Class A common stock involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholder may from time to time sell the shares of Class A common stock described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by the selling stockholder. We may also provide a prospectus supplement to add information to, or update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. The selling stockholder is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A common stock.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, as well as the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” also found in such reports and the other information contained or incorporated by reference in this prospectus, before making an investment decision.

In this document, unless the context requires otherwise, “we,” “our,” “us” and the “Company” refer to RE/MAX Holdings, RMCO and RMCO’s subsidiaries.

Corporate Structure and Ownership

We are a holding company and our only business is to act as the sole manager of RMCO. In that capacity, we operate and control all of the business and affairs of RMCO. As of September 30, 2015, we own 41.03% of the common units in RMCO, while the selling stockholder, RIHI, Inc., or “RIHI”, owns the remaining 58.97% of common units in RMCO. RIHI is majority owned and controlled by David Liniger, our Chief Executive Officer, Chairman and Co-Founder, and by Gail Liniger, our Vice Chair and Co-Founder. Daryl Jesperson, one of our directors, holds a minority ownership interest in RIHI.

Due to RIHI’s approximate 59% equity interest in RMCO, our results reflect a significant non-controlling interest and our pre-tax income represents approximately 41% of RMCO’s net income. Our only source of cash flow from operations is in the form of distributions from RMCO and management fees paid by RMCO pursuant to a management services agreement between us and RMCO.

The diagram below depicts our organizational structure (and percentages of voting power and common unit ownership, as of September 30, 2015):

As of September 30, 2015, the holders of our Class A common stock collectively own 100% of the economic interests in RE/MAX Holdings, Inc. and have 25.81% of the voting power of RE/MAX Holdings, Inc., while RIHI has the remaining 74.19% of the voting power of RE/MAX Holdings, Inc. through ownership of 100% of the outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights but entitle the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to stockholders of RE/MAX Holdings, Inc. that is equal to two times the aggregate number of common units of RMCO held by such holder. As a result of RIHI’s ownership of shares of our Class B common stock, it holds effective control of a majority of the voting power of our outstanding common stock and we constitute a “controlled company” under the corporate governance standards of the New York Stock Exchange and therefore are not required to comply with certain corporate governance requirements.

After giving effect to the sale by RIHI of all shares offered by this prospectus, the holders of our Class A common stock would have held 49.22% of the voting power of RE/MAX Holdings, Inc. as of September 30, 2015, while RIHI would have held the remaining 50.78% of the voting power of RE/MAX Holdings, Inc. Because RIHI would continue to control a majority of the voting power of our outstanding common stock after giving effect to the sale of all shares offered by this prospectus, we expect to continue to be a “controlled company” under the corporate governance standards of the New York Stock Exchange following the completion of the sale of all shares offered by this prospectus.

Corporate Information

RE/MAX Holdings is a Delaware corporation formed on June 25, 2013. Our principal executive offices are located at 5075 South Syracuse Street, Denver, Colorado 80237. The telephone number of our principal executive offices is (303) 770-5531. We maintain a website at www.remax.com, on which we post our key corporate governance documents, including our board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Issuer	RE/MAX Holdings, Inc.

Selling Stockholder	The selling stockholder identified in the table on page 12.

Securities Offered	7,500,000 shares of our Class A common stock.

Use of Proceeds	We will not receive any proceeds from sales of the shares of Class A common stock sold from time to time under this prospectus by the selling stockholder.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should read this entire prospectus carefully, as well as the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” also found in such reports and the other information contained or incorporated by reference in this prospectus, before making an investment decision.

New York Stock Exchange symbol	RMAX.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, some of the information in this prospectus, including the information we incorporate by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this prospectus may constitute forward-looking statements. Discussions containing these forward-looking statements are also contained under the headings “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as in our Current Reports on Form 8-K, and any amendments we make to those filings with the SEC, all of which documents are incorporated by reference herein, and may be contained in any other information included herein or incorporated by reference hereto or in any prospectus supplement hereto. In some cases, you can identify these “forward-looking statements” by the specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. Such forward-looking statements are subject to various risks, uncertainties, assumptions and other factors, including but limited those under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and similar disclosures in subsequent reports filed with the SEC (which documents are incorporated by reference herein), that could cause actual outcomes or results to differ materially from those indicated in such statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC”. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available free of charge on the investor relations portion of our website (http://www.remax.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

Our website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of Class A common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet website noted above.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of Class A common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015.
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, and June 30, 2015, filed with the SEC on May 8, 2015 and August 7, 2015, respectively.
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The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 27, 2015) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•	Our Current Report on Form 8-K, filed with the SEC on May 13, 2015.
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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Corporate Secretary at Attn: Corporate Secretary, RE/MAX Holdings, Inc., 5075 South Syracuse Street, Denver, Colorado 80237, (303) 770-5531.

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, together with all of the other information contained or incorporated by reference in this prospectus before purchasing shares of our Class A common stock from the selling stockholder. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our Class A common stock. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to This Offering

The substantial number of shares that are eligible for sale could cause the market price for our Class A common stock to decline or make it difficult for us to sell equity securities in the future.

The selling stockholder effectively owns more than 50% of our shares of Class A common stock as a result of its ownership of common units in RMCO (which units are redeemable at the selling stockholder’s election for, at our option, newly issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to the market price of one share of our Class A common stock). Expectations that shares of our Class A common stock may be sold by the selling stockholder could create an “overhang” that may adversely affect the market price for our Class A common stock.

We cannot predict the effect on the market price of our Class A common stock from time to time as a result of (i) sales by the selling stockholder of some or all of the 7,500,000 shares of our Class A common stock under this prospectus, (ii) the availability of such shares of Class A common stock for sale by the selling stockholder, or (iii) the perception that such shares or additional shares of our Class A common stock may be offered for sale by the selling stockholder. Sales of substantial amounts of shares of our Class A common stock in the public market, or the perception that those sales will occur, could cause the market price of our Class A common stock to decline or make future offerings of our equity securities more difficult. Any sale, or perceived impending sale, of a substantial number of shares of our Class A common stock could cause our stock price to fluctuate or decline.

There are 12,339,639 shares of our Class A common stock outstanding at October 23, 2015. The 7,500,000 shares of Class A common stock that may be sold under this prospectus represent a substantial additional number of shares of our Class A common stock that would be outstanding after this offering is completed.

Our Class A common stock price may be volatile or may decline regardless of our operating performance and you may not be able to resell your shares at or above the price you paid for them.

Many factors, which are outside our control, may cause the market price of our Class A common stock to fluctuate significantly, including the following:

•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;
•	conditions that impact demand for our services, including the condition of the U.S. residential housing market unrelated to our performance;
•	future announcements concerning our business or our competitors’ businesses;
•	the public’s reaction to our press releases, other public announcements and filings with the SEC;
•	the size of our public float;
•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	changes in government regulation;
•	housing and mortgage finance markets;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	changes in senior management or key personnel;
•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;
•	adverse resolution of new or pending litigation against us;
•

changes in general market, economic and political conditions in the U.S. and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	material weakness in our internal control over financial reporting.

Volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the price they paid for the stock. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, you may suffer a loss on your investment.

An active trading market for our Class A common stock may not always exist.

Prior to our initial public offering and the listing of our Class A common stock on the New York Stock Exchange on October 7, 2013, there had not been a public market for our Class A common stock. We cannot predict the extent to which investor interest in our Class A common stock will continue or how liquid the trading market in our shares might become. The shares of Class A common stock available for trading on the New York Stock Exchange before giving effect to any sales of shares under this prospectus represent approximately 40% of the economic interests in our Class A common stock and the remaining 60% of the economic interests are held by RIHI through its ownership of common units in RMCO. As a result, the market for our shares may be less liquid than the market for shares of other public companies and there may be imbalances between supply and demand for our shares. Our share price may therefore experience significant volatility and may not necessarily reflect the value of our expected performance. If an active trading market does not exist, you may have difficulty selling any of our Class A common stock that you buy. Consequently, you may not be able to sell our Class A common stock at prices equal to or greater than the price you paid.

USE OF PROCEEDS

The proceeds from the sale or other disposition of the Class A common stock covered by this prospectus are solely for the accounts of the selling stockholder. We will not receive any proceeds from any sale or other disposition of these shares of Class A common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling stockholder to offer and sell shares of our Class A common stock to the public. The selling stockholder may offer for sale some of its shares at the time and price that it chooses. On any given day, the price per share is likely to be based on the market price of our Class A common stock, as quoted on the New York Stock Exchange on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 180,000,000 shares of Class A common stock, par value $0.0001 per share, 1,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. The following description of our capital stock is a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Class A common stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Class B common stock

Each holder of Class B common stock shall be entitled, without regard to the number of shares of Class B common stock held by such holder, to two votes for each common unit in RMCO held by such holder. RIHI is the sole owner of our Class B common stock.  As a result of its ownership of the Class B common stock, RIHI has a number of votes in RE/MAX Holdings, Inc. that is equal to two times the aggregate number of common units that it holds in RMCO.

The voting rights of the Class B common stock will be reduced from two votes for each common unit in RMCO held to one vote upon the earliest of the following dates: (i) October 7, 2018; (ii) at the time of the death of the Company’s Chief Executive Officer, Chairman and Co-Founder David Liniger; or (iii) at such time as RIHI’s ownership of RMCO common units falls below 5,320,380 common units.  In the event that any common units of RMCO are validly transferred in accordance with the terms of the RMCO’s fourth amended and restated limited liability company operating agreement, or the “restated RMCO LLC agreement”, to a transferee other than David Liniger, the voting rights of the corresponding shares of Class B common stock transferred will also be reduced to one times the aggregate number of RMCO common units held by such transferee.

Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a dissolution or liquidation or the sale of all or substantially all of our assets. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares of Class A common stock over the market price of the shares of Class A common stock.

Options and Other Equity Awards

Our certificate of incorporation authorizes us to issue shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. As of September 30, 2015, we had (i) options to purchase 88,057 shares of Class A common stock outstanding under our 2013 Omnibus Incentive Plan, or Incentive Plan, (ii) 111,988 shares of Class A common stock subject to restricted stock units outstanding under our Incentive Plan, and (iii) an additional 1,930,704 shares available for issuance pursuant to future grants of equity under the Incentive Plan.

Controlled Company

As a result of the voting rights of the Class B common stock held by RIHI, we  qualify as a “controlled company” under the corporate governance standards of the New York Stock Exchange. As a controlled company, we are not required to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consists of “independent directors,” as defined under the rules of the New York Stock Exchange;
•	we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We expect RIHI to continue to control a majority of the voting power of our outstanding common stock after the sale of all of the shares of Class A common stock offered by this prospectus and therefore that we will continue to be a “controlled company” under the governance standards of the New York Stock Exchange.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The authorization of undesignated preferred stock in our certificate of incorporation will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors will be divided into three classes, with each class serving three-year staggered terms. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our certificate of incorporation provides that special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the requirements set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law, or the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that, after the date on which RIHI no longer has voting power over a majority of the outstanding shares of our Class A and Class B common stock, any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

Business Combinations with Interested Stockholders

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that RIHI and any person to whom RIHI sells its common stock will not be subject to the restrictions set forth in these provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Broadridge Financial Solutions, Inc.

Exchange Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RMAX”.

SELLING STOCKHOLDER

The selling stockholder, RIHI, is a founding member of RMCO, which holds our operating company indirect subsidiaries.  RIHI is a Delaware corporation that is majority owned and controlled by David Liniger, our Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, our Vice Chair and Co-Founder. Daryl Jesperson, one of our directors, holds a  minority ownership interest in RIHI. On October 7, 2013, we issued and sold 11,500,000 shares of our Class A common stock at a public offering price of $22.00 per share in our IPO and became a member and the sole manager of RMCO. We are a holding company and, as of September 30, 2015, we own 41.03% of the common units in RMCO, while RIHI owns the remaining 58.97% of common units in RMCO. For additional information regarding relationships between us and the selling stockholder, see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2015, which is incorporated by reference into this prospectus.

The common units were issued as “restricted securities” under the Securities Act and are subject to certain restrictions on transfer under the RMCO LLC agreement. In general, the common units can be exchanged for our Class A common stock on a one-to-one basis, except if we exercise our option to exchange the common units for cash. This prospectus covers the offer and sale or other disposition by the selling stockholder of 7,500,000 shares of Class A common stock issuable to the selling stockholder upon exchange of 7,500,000 common units. We do not expect to exercise our option to exchange such 7,500,000 common units for cash. As detailed further below, 7,500,000 common units comprises only a portion of the selling stockholder’s total holdings.

We have registered the above-referenced 7,500,000 shares to permit the selling stockholder and its pledgees, donees, transferees or other successors-in-interest that, after the date of this prospectus, receive shares of Class A common stock issued upon exchange of their common units to resell or otherwise dispose of the shares in the manner contemplated under the “Plan of Distribution.”

The selling stockholder may exchange some, all or none of its common units for shares of Class A common stock (subject to our option to exchange units for cash), and it may sell some, all or none of its shares of Class A common stock. Other than our obligation to register the shares for resale pursuant to the registration rights agreement, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares. The shares of Class A common stock offered by this prospectus may be offered from time to time by the selling stockholder. As part of the original agreement with the selling stockholder at the time of the IPO, we have agreed to, upon request, use reasonable best efforts to keep a registration statement effective for the selling stockholder until the earlier of (a) such time as all the shares owned by the selling stockholder as a consequence of its exchange and conversion of the common units have been disposed of by the selling stockholder or (b) all such shares may be sold by the selling stockholder without limitation or restriction within a three-month period in compliance with Rule 144. The selling stockholder has not requested that all shares issuable in exchange for the entirety of the selling stockholder’s common units be registered and this registration statement does not cover all such shares issuable to the selling stockholder in exchange of the entire of its common units. The Company will file a prospectus supplement setting forth any sale plans prior to any sale or other disposition of the selling stockholder’s shares pursuant to this registration statement.

The following table sets forth the name of the selling stockholder, the number of shares beneficially owned (through exchange rights associated with the common units) by the selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our Class A common stock to be owned by the selling stockholder after this offering is completed. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may possibly offer under this prospectus.

Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our Class A common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion of any other security. Shares issuable under stock options and warrants not subject to this offering are deemed outstanding for computing the percentage of the person holding options or warrants but are not deemed outstanding for computing the percentage of any other person. As of September 30, 2015, the percentage of beneficial ownership for the following table is based upon 12,339,639 shares of capital stock (excluding certain options) outstanding of RE/MAX Holdings and 30,074,239 common units of RMCO outstanding, of which 12,339,639 are owned by RE/MAX Holdings.

	Shares Beneficially Owned Prior to Offering (1)		Number of	Shares Beneficially Owned After Offering (2)
Name	Number of Shares	% of Class	Shares Being Offered (1)	Number of Shares	% of Class
RIHI (3)	17,734,600	58.97%	7,500,000	10,234,600	34.03%

(1)	Assumes exchange of all of the holder’s common units into shares of Class A common stock on a one-to-one basis.
(2)

Assumes all offered shares are sold and beneficial ownership of any additional shares or securities that are convertible or exchangeable into shares are not acquired. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)

RIHI is majority owned and controlled by David Liniger, our Chief Executive Officer, Chairman and Co-Founder and Gail Liniger, our Vice Chair and Co-Founder. As such, Mr. and Mrs. Liniger have dispositive, voting and investment control over the common units held by RIHI. Daryl Jesperson, one of our directors, holds a minority ownership interest in RIHI.

PLAN OF DISTRIBUTION

We are registering the shares of our Class A common stock covered by this prospectus to permit the selling stockholder to resell these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the shares of our Class A common stock by the selling stockholder. We have been advised by the selling stockholder that the selling stockholder or pledgees, donees or transferees of, or other successors in interest to, the selling stockholder may sell all or a portion of the 7,500,000 shares of our Class A common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the shares of our Class A common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or from the purchasers of our Class A common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). We anticipate that the selling stockholder will determine the timing, manner and size of any sale of shares of Class A common stock pursuant to this prospectus.

Unless otherwise permitted by law, if shares of our Class A common stock are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholder, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include such pledgee, donee, transferee or other successors in interest as selling stockholder under this prospectus.

Determination of Offering Price by the Selling Stockholder

Except as may be described in any prospectus supplement accompanying this prospectus, the selling stockholder may offer its shares of our Class A common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the selling stockholder or by agreement between the selling stockholder and underwriters or dealers.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RMAX.” The public price at which our shares trade in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part is declared effective. In determining the prices at which the selling stockholder may offer its shares of our Class A common stock from time to time pursuant to this prospectus, we expect the selling stockholder to consider a number of factors in addition to prevailing market conditions, including, among others:

•	the information set forth in this prospectus and otherwise available to the selling stockholder;
•	the history of and prospects for our industry;
•	an assessment of our management;
•	our present operations;
•	the trend of our revenues and earnings;
•	our earnings prospects;
•	the price of similar securities of generally comparable companies; and
•	other factors deemed relevant.

The aggregate proceeds to the selling stockholder from the sale of the shares of Class A common stock offered by it hereby will be the purchase price of the shares of our Class A common stock less discounts and commissions, if any, paid by the selling stockholder.

Methods of Distribution

The sales described in the preceding paragraphs may be effected:

•	on any national securities exchange or quotation service on which the shares of our Class A common stock are listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through the writing of options whether the options are listed on an option exchange or otherwise;
•	short sales;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	sales pursuant to Rule 144;

•	as broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	any other method permitted pursuant to applicable law; and
•	a combination of any such methods of sale.

In connection with sales of our Class A common stock, the selling stockholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our Class A common stock in the course of hedging their positions. The selling stockholder may also sell the shares of our Class A common stock short and deliver shares of our Class A common stock to close out short positions and to return borrowed shares in connection with such short sales, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell the shares.

The selling stockholder or its successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our Class A common stock which may be resold thereafter pursuant to this prospectus if our Class A common stock is delivered by the selling stockholder. However, if the Class A common stock is to be delivered by the selling stockholder’s successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending it to include the successors in interest as selling stockholders under this prospectus.

The selling stockholder might not sell any, or all, of our Class A common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholder will not transfer the shares of our Class A common stock by other means not described in this prospectus.

To the extent required, upon being notified by the selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of the Class A common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name of the selling stockholder and of the participating agent, underwriter or broker-dealer(s), specific Class A common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholder or its successors in interest may from time to time pledge or grant a security interest in some or all of the shares of Class A common stock, and, if the selling stockholder defaults in the performance of its secured obligation, the pledgees or secured parties may offer and sell such pledged common stock from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholder, in order for the shares of Class A common stock to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending it to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our Class A common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholder and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any Class A common stock by the selling stockholder and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Class A common stock to engage in market-making activities with respect to the particular shares of our Class A common stock being distributed. All of the above may affect the marketability of our Class A common stock and the ability of any person or entity to engage in market-making activities with respect to our Class A common stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our Class A common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder and/or purchasers of Class A our Class A common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling stockholder and any brokers, dealers, agents or underwriters that participate with the selling stockholder in the distribution of our Class A common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholder may be deemed to be underwriting commissions. While neither we nor the selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount. If the selling stockholder and any brokers, dealers, agents or underwriters that participate with the selling stockholder in the distribution of our Class A common stock pursuant to this prospectus are deemed to be an underwriter, the selling stockholder and such other participants in the distribution may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act and would be subject to the prospectus delivery requirements of the Securities Act in connection with sales of shares of our Class A common stock.

Pursuant to a registration rights agreement between us and the selling stockholder, we have agreed to indemnify the selling stockholder, each person, if any, who controls the selling stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the partners, members, officers, directors, employees or representatives of any of the foregoing, against specified liabilities arising under the Securities Act. The selling stockholder has agreed to indemnify us and each of our directors and officers, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against specified liabilities arising under the Securities Act.

Pursuant to a registration rights agreement, we have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the registration of the sale of the shares of Class A common stock by the selling stockholder pursuant to this prospectus.

Stabilization and Other Transactions

As described above, the selling stockholder may utilize methods of sale that amount to a distribution under federal securities laws. The anti-manipulation rules under the Exchange Act, including, without limitation, Regulation M, may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholder and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time before the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the Class A common stock offered by this prospectus.

Under the securities laws of some states, the shares of the Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of the Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Once sold under the registration statement, of which this prospectus forms a part, the shares of the Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Class A common stock offered hereby will be passed on for us by Morrison & Foerster LLP,  San Francisco, California.

EXPERTS

The consolidated financial statements of RE/MAX Holdings, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December  31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

RE/MAX Holdings, Inc.

7,500,000 Shares of

Common Stock

PROSPECTUS

             , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration fee	$26,577.25
Accounting fees and expenses	5,000.00
Legal fees and expenses	50,000.00
Printing and engraving	—
Miscellaneous	10,000.00
Total	$91,577.25

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law (the “DGCL”) grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article Sixth of our Amended and Restated Certificate of Incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 8 of our Amended and Restated Bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article 8 also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 8.5 of our Amended and Restated Bylaws, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into separate indemnification agreements with each of our directors and certain officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 16.	EXHIBITS.

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 27th day of October, 2015.

RE/MAX Holdings, Inc.

By:	/s/ David L. Liniger
David L. Liniger
Chief Executive Officer, Chairman and Co-Founder (Principal Executive Officer)

By:	/s/ David M. Metzger
David M. Metzger
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of RE/MAX Holdings, Inc. hereby severally constitute and appoint Geoffrey D. Lewis,  David M. Metzger, and Adam Lindquist Scoville, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 27th day of October, 2015.

Name	Title

/s/ David L. Liniger David L. Liniger	Chief Executive Officer, Chairman and Co-Founder (Principal Executive Officer)

/s/ David M. Metzger David M. Metzger	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gail A. Liniger Gail A. Liniger	Vice Chair and Co-Founder

/s/ Richard O. Covey Richard O. Covey	Director

/s/ Kathleen J. Cunningham Kathleen J. Cunningham	Director

/s/ Roger J. Dow Roger J. Dow	Director

/s/ Ronald E. Harrison Ronald E. Harrison	Director

/s/ Daryl L. Jesperson Daryl L. Jesperson	Director

/s/ Daniel J. Predovich Daniel J. Predovich	Director

/s/ Christine M. Riordan Christine M. Riordan	Director

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.